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                                                                      EXHIBIT 11


                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

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
                                                                          Year Ended December 31,
In thousands, except per share amounts                                   1999     1998       1997
--------------------------------------                                 -------   -------   ---------
                                                     BASIC EPS

Income from continuing operations ..................................   $72,941   $68,371   $  44,271
Income from discontinued operations ................................        --        --     292,352
Extraordinary item .................................................        --        --        (875)
                                                                       -------   -------   ---------
Net income .........................................................   $72,941   $68,371   $ 335,748
                                                                       =======   =======   =========

Weighted-average common shares
   outstanding used in earnings per
   share computations ..............................................    69,914    72,716      73,998
                                                                       =======   =======   =========

Earnings per share:
   Continuing operations ...........................................   $  1.04   $  0.94   $    0.60
   Discontinued operations .........................................        --        --        3.95
   Extraordinary item ..............................................        --        --       (0.01)
                                                                       -------   -------   ---------
   Net income ......................................................   $  1.04   $  0.94   $    4.54
                                                                       =======   =======   =========


                                                    DILUTED EPS
Income from continuing operations ..................................   $72,941   $68,371   $  44,271
Income from discontinued operations ................................        --        --     292,352
Extraordinary item .................................................        --        --        (875)
                                                                       -------   -------   ---------
Net income .........................................................   $72,941   $68,371   $ 335,748
                                                                       =======   =======   =========
Shares used in earnings per
   share computations ..............................................    72,144    76,057      77,000
                                                                       =======   =======   =========

Earnings per share:
   Continuing operations ...........................................   $  1.01   $  0.90   $    0.57
   Discontinued operations .........................................        --        --        3.80
   Extraordinary item ..............................................        --        --       (0.01)
                                                                       -------   -------   ---------
   Net income ......................................................   $  1.01   $  0.90   $    4.36
                                                                       =======   =======   =========

Computation of Shares Used in Earnings Per Share Computations

Average outstanding common shares ..................................    69,914    72,716      73,998
Average common equivalent shares --
   dilutive effect of option shares ................................     2,230     3,341       3,002
                                                                       -------   -------   ---------
Shares used in earnings per
   share computations ..............................................    72,144    76,057      77,000
                                                                       =======   =======   =========
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